EXHIBIT 99.1

Retail Opportunity Investments Corp. Reports Third Quarter 2010 Results

Company Declares Cash Dividend

PURCHASE, N.Y., Nov. 3, 2010 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp. (Nasdaq:ROIC) announced today financial and operating results for the quarter ended September 30, 2010.

HIGHLIGHTS

  Acquired six shopping centers totaling $112.7 million during 3Q10
  Acquired 14 shopping centers totaling $217 million since October 2009
  Funds From Operation (FFO) of $1.5 million, or $.04 per diluted share for 3Q10 (1)
  Net loss of $(0.1) million for 3Q10
  $181 million in cash available for investments at September 30, 2010
  Cash dividend of $0.06 per share of common stock declared for 3Q10

  (1) See the end of this press release for a reconciliation of GAAP net income to FFO.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, "We are pleased with our progress to date in achieving our goal of amassing a solid portfolio of necessity-based shopping centers, located in strong, densely populated markets. Since commencing our acquisition program one year ago, we have acquired 14 shopping centers totaling $217 million, encompassing 1.3 million square feet diversified across the western United States." Mr. Tanz continued, "Looking ahead, our pipeline of shopping center acquisitions is strong. We continue to access unique acquisition opportunities through capitalizing on our market expertise and industry relationships that we have developed over the past four decades. We are excited about the future prospects of our business."

FINANCIAL RESULTS SUMMARY

Retail Opportunity Investments Corp. ("ROIC") commenced operations in October 2009 and will elect to qualify as a real estate investment trust (a "REIT") for U.S federal income tax purposes commencing in the year ending December 31, 2010. Please refer to ROIC's filings with the Securities and Exchange Commission ("SEC") for additional information.

For the three months ended September 30, 2010, net loss attributable to common stockholders for the quarter was $(0.1) million. FFO for the third quarter 2010 was $1.5 million, or $0.04 per diluted share. ROIC reports FFO as a supplemental performance measure. See the end of this press release for a reconciliation of GAAP net income to FFO.

BALANCE SHEET SUMMARY

At September 30, 2010, ROIC had total assets of $428.3 million, including $180.7 million in cash and $247.6 million in real estate investments and other assets. At September 30, 2010, ROIC had $19.8 million of debt outstanding.

INVESTMENT SUMMARY

During the third quarter of 2010, ROIC acquired six shopping centers for a total of $112.7 million, including a four shopping center portfolio in the greater Portland, Oregon metropolitan area, and two shopping centers in California.

Happy Valley Town Center

In July 2010, ROIC acquired Happy Valley Town Center for $39.4 million. The shopping center is approximately 135,000 square feet and is anchored by New Seasons Market, a Portland based grocer. The property is located in Happy Valley, Oregon, within the greater Portland metropolitan area.

Oregon City Point

In July 2010, ROIC acquired Oregon City Point for $11.6 million. The shopping center is approximately 35,000 square feet and is located in Oregon City, Oregon, within the greater Portland metropolitan area.

Cascade Summit Town Square

In August 2010, ROIC acquired Cascade Summit Town Square for $17.1 million, which was funded with $9.9 million of cash and the assumption of a $7.2 million existing mortgage. The shopping center is approximately 95,000 square feet and is anchored by Safeway. The property is located in West Linn, Oregon, within the greater Portland metropolitan area.

Heritage Market Center

In September 2010, ROIC acquired the Heritage Market Center for $20.0 million, which was funded with $8.4 million of cash and the assumption of a $11.6 million existing mortgage. The shopping center is approximately 107,000 square feet and is anchored by Safeway. The property is located in Vancouver, Washington, considered to be within the greater Portland metropolitan area.

Sycamore Creek

In September 2010, ROIC acquired Sycamore Creek for $17.3 million. The shopping center is approximately 74,000 square feet and is anchored by Safeway. The property is located in Corona, California, within the greater Los Angeles/Riverside metropolitan region.

Claremont Center

In September 2010, ROIC acquired through a conveyance in lieu of foreclosure agreement the Claremont Center. In May 2010, ROIC had acquired a mortgage note for $7.3 million which was secured by the Claremont Center. The shopping center is approximately 92,000 square feet and is located in Claremont, California, within the greater Los Angeles metropolitan region.

CASH DIVIDEND

ROIC's Board of Directors has declared a cash dividend on its common stock of $.06 per share, payable on December 15, 2010 to holders of record on November 26, 2010.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its quarterly results on November 3, 2010 at 12:00 p.m. Eastern Time. Members of the public who are interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 17849690. A live webcast will also be available in listen-only mode at http://www.roicreit.com/. The conference call will be recorded and available for replay beginning at 1:00 p.m. Eastern Time on November 3, 2010 and will be available until 11:59 p.m. Eastern Time on November 10, 2010. To access the conference call recording, dial (800) 642-1687 (domestic), or (706) 645-9291 (international) and use the Conference ID: 17849690. The conference call will also be archived on http://www.roicreit.com/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corp. is a corporation that intends to qualify as a REIT for U.S. federal incoming tax purposes and will acquire, own, lease, reposition and manage a diverse portfolio of necessity-based retail properties, including, primarily, well located community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores. ROIC targets properties strategically situated in densely populated, middle and upper income markets in the eastern and western regions of the United States. ROIC is headquartered in Purchase, New York and has a west coast office located in San Diego, CA. Additional information on Retail Opportunity Investments Corp. is available on the Company's website at www.roicreit.com.

The Retail Opportunity Investments Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6855

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of ROIC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors. Additional information regarding these and other factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K.

RETAIL OPPORTUNITY INVESTMENTS CORP. CONSOLIDATED BALANCE SHEETS

	September 30, 2010 (unaudited)	December 31, 2009
ASSETS
Real Estate Investments:
Land	$ 71,590,660	$ 6,346,871
Building and improvements	141,280,265	10,218,422
	212,870,925	16,565,293
Less: accumulated depreciation	1,519,541	20,388
	211,351,384	16,544,905
Mortgage notes receivable	7,838,500	—
Investment in and advances to unconsolidated joint ventures	3,664,530	—
Real Estate Investments, net	222,854,414	16,544,905

Cash and cash equivalents	180,723,373	383,240,827
Restricted cash	431,836	—
Tenant and other receivables	1,121,883	—
Notes Receivables	1,043,640	—
Deposits	3,000,000	—
Acquired lease intangible asset, net of accumulated amortization	12,233,719	1,820,151
Income taxes receivable	1,236,375	1,236,375
Prepaid expenses	175,039	147,634
Deferred charges, net of accumulated amortization	5,416,609	870,769
Other	66,691	12,852
Total assets	$ 428,303,579	$ 403,873,513

LIABILITIES AND EQUITY

Liabilities:
Mortgage notes payable	$ 19,750,436	$ —
Acquired lease intangibles liability, net of accumulated amortization	11,917,585	1,121,187
Accounts payable and accrued expenses	3,901,106	4,434,586
Due to related party	5,556	5,556
Tenants' security deposits	662,543	22,946
Other liabilities	3,101,546	94,463
Total liabilities	39,338,772	5,678,738

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares authorized; 41,569,675 shares issued and outstanding	4,156	4,156
Additional paid-in-capital	403,871,752	403,184,312
Accumulated deficit	(12,844,134)	(4,993,693)
Accumulated other comprehensive loss	(2,069,356)	—
Total Retail Opportunity Investments Corp. shareholders' equity	388,962,418	398,194,775
Noncontrolling interests	2,389	—
Total equity	388,964,807	398,194,775
Total liabilities and equity	$ 428,303,579	$ 403,873,513

RETAIL OPPORTUNITY INVESTMENTS CORP. CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Revenues
Base rents	$ 3,624,215	$ —	$ 7,081,686	$ —
Recoveries from tenants	833,938	—	1,640,020	—
Mortgage receivable	618,154	—	636,354	—
Total revenues	5,076,307	—	9,358,060	—

Operating expenses
Property operating	624,393	—	1,359,779	—
Property taxes	465,236	—	945,499	—
Depreciation and amortization	1,638,057	—	2,920,286	—
General & Administrative	2,132,811	3,605,262	6,347,101	5,213,489
Acquisition transaction costs	475,605	—	1,478,586	—
Total operating expenses	5,336,102	3,605,262	13,051,251	5,213,489

Operating loss	(259,795)	(3,605,262)	(3,693,191)	(5,213,489)
Non-operating income (expenses)
Interest Expense	(76,837)	—	(76,837)	—
Interest Income	234,030	64,494	936,147	221,082
Benefit for Income Taxes	—	1,204,247	—	1,697,419
Net Loss Attributable to Retail Opportunity Investments Corp.	$ (102,602)	$ (2,336,521)	$ (2,833,881)	$ (3,294,988)
Weighted average shares outstanding Basic and diluted:	41,569,675	51,750,000	41,569,675	51,750,000
Basic loss per share:	$ —	$ (0.05)	$ (0.07)	$ (0.06)
Diluted loss per share	$ —	$ (0.05)	$ (0.07)	$ (0.06)
Dividends per common share	$ 0.06	$ —	$ 0.12	$ —

CALCULATION OF FUNDS FROM OPERATIONS
(unaudited)

	For the Three Months Ended September 30, 2010	For the Nine Months Ended September 30, 2010

Net Loss for period	$ (102,602)	$ (2,833,881)

Plus: Real property depreciation	696,305	1,277,764
Amortization of tenant improvements and allowances	133,563	210,102
Amortization of deferred leasing costs	808,190	1,432,420
Funds from operations	$ 1,535,456	$ 86,405
Plus: Acquisition transaction costs	475,605	$ 1,478,586
Modified funds from operations	$ 2,011,061	$ 1,564,991

Net Cash Provided by (Used in):
Operating Activities	$ 3,661,235	$ 3,377
Investing Activities	$ (92,680,356)	$ (197,488,609)
Financing Activities	$ (2,526,328)	$ (5,032,222)

ROIC computes FFO in accordance with the "White Paper" on FFO published by NAREIT, which defines FFO as net income attributable to common shareholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring and sales of property, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures. FFO as defined by ROIC may not be comparable to similarly titled items reported by other real estate investment trusts due to possible differences in the application of the NAREIT definition used by such REITs.  In addition, ROIC calculates modified FFO, by adding acquisition transaction costs associated with business combinations which have been expensed in accordance with GAAP to FFO as defined above. For the three months and nine months ended September 30, 2010 ROIC expensed $.5 and $1.5 million, respectively relating to real estate acquisitions. The table above provides a reconciliation of net income applicable to stockholders in accordance with GAAP to FFO and modified FFO for the three and nine months ended September 30, 2010. FFO for the three and nine months ended September 30, 2009 is not provided, since no real estate assets were owned by ROIC during this period.

CONTACT:  Retail Opportunity Investments Corp.
          Investor Relations
          Liz Coughlin
          914-393-0874
          lcoughlin@roireit.net